UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                             February 27, 2005

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place
11701 Luna Road
Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                         (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 27, 2005, Sanjiv S. Sidhu resigned from his position as Chief Executive Officer (“CEO”) and President of i2 Technologies, Inc. (the “Company”), and Michael E. McGrath was appointed successor CEO and President of the Company. Mr. Sidhu retains his position as Chairman of the Company’s Board of Directors (the “Board”).

Mr. McGrath is 55 years old. He was previously appointed a director of the Company in August 2004 and was thereafter elected to the Board at the annual meeting of the Company’s stockholders held on December 16, 2004. Mr. McGrath continues to serve as a Class II director of the Company. His term will expire at the 2005 annual meeting of stockholders.

Mr. McGrath entered into an Employment Agreement (the “Employment Agreement”), dated as of February 27, 2005 (the “Hire Date”), with the Company to serve as CEO and President for an initial term expiring December 31, 2006, renewable thereafter for successive one year terms by mutual agreement of the Company and Mr. McGrath. The Employment Agreement is terminable by Mr. McGrath or the Company on thirty (30) days notice to the other party. It is expected that Mr. McGrath will assume Mr. Sidhu’s role as Chairman of the Board if and when someone is recruited to succeed Mr. McGrath as CEO and President of the Company.

The Employment Agreement provides that the Company will pay Mr. McGrath a salary equivalent to $600,000 per annum. Mr McGrath may also receive an incentive bonus, which shall only be payable at the discretion of the Compensation Committee of the Board.

Pursuant to the terms of the Employment Agreement, on the Hire Date Mr. McGrath was granted: (i) 50,000 shares of the Company’s common stock, par value $0.00025 (the “Common Stock”), in the form of Share Rights Awards vesting in a single installment upon the earlier to occur of (a) six (6) months of service (provided Mr. McGrath is still employed by the Company as CEO on such anniversary date), (b) successful placement of a successor CEO or (c) Mr. McGrath’s termination of employment without cause; and (ii) an option to purchase 230,000 shares of Common Stock at an exercise price of $9.01, vesting and exercisable immediately with respect to 1,000 shares of Common Stock and in three (3) installments with respect to the remaining shares (provided Mr. McGrath is still employed by the Company as CEO on the installment vesting dates), with (x) the first installment of 99,000 shares vesting 90 days from Hire Date, (y) the second installment of 100,000 shares vesting 180 days from Hire Date, and (z) the third installment of 30,000 shares vesting 270 days from Hire Date. Both of these grants were made under the Company’s 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”).

Subject to the approval of the Company’s stockholders at the 2005 annual meeting of stockholders, Mr. McGrath will be granted an additional option to purchase 190,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. If stockholder approval for the grant is obtained, the grant date of this additional option will be the date of such vote. Subject to stockholder approval, the additional option will become vested and exercisable in two (2) equal installments, provided Mr. McGrath is still employed by the Company as CEO on such dates. The first installment of 95,000 shares would vest 210 days from the date of grant and the second installment of 95,000 shares would vest 300 days from the date of grant.

If a successor CEO is hired between vesting dates, an additional number of option shares under each of the options described above would vest and become exercisable based on a pro-ration of the shares between the previous vesting date and the next subsequent vesting date.

Mr. McGrath intends to keep his residence in Maine and will commute to the Company’s headquarters in Dallas, Texas. The Company has agreed to provide weekly private jet transportation for Mr. McGrath to and from his residence in Maine. The Company will also pay reasonable housing expenses for Mr. McGrath in Dallas, Texas (not to exceed $5,000 per month) and rental car expenses (not to exceed $1,200 per month) during Mr. McGrath’s employment term. The Company has agreed to “gross-up” the taxable portion of any rental car expenses.

In 1976, Mr. McGrath co-founded Pittiglio Rabin Todd & McGrath (“PRTM”), a leading management consulting firm to technology-based companies. He spent 28 years with PRTM in various positions, retiring as chairman and Chief Executive Officer of PRTM’s Atlantic Region in July 2004. In June 1998, Mr. McGrath founded Integrated Development Enterprise, Inc. (“IDe”), a private company based in Concord, Massachusetts providing integrated software solutions for development chain management. He has served as Chairman of IDe since October 1998. He is also a director of SensAble Technologies Inc., a private company based in Woburn, Massachusetts providing 3D touch-enabled digital solutions for commercial software development, academic and commercial research, product design and content creation.

Mr. McGrath had been bound by the terms of an agreement with IDe pursuant to which he was committed to provide approximately fifty-two (52) days of service per year to IDe, through January 31, 2007. As consideration for the release of Mr. McGrath from that commitment, the Company entered into a Preferred Stock Purchase Agreement with IDe (the “Stock Purchase Agreement”), dated as of February 28, 2005, pursuant to which the Company agreed to purchase up to $1,000,000 of convertible preferred stock of IDe. Q Funding III, L.P., an affiliate of one of the Company’s significant stockholders (“Q Funding”), also committed to purchase up to $1,000,000 of IDe convertible preferred stock, on identical terms, pursuant to the terms of the Stock Purchase Agreement. The Company expects that both it and Q Funding will purchase half of the preferred stock they committed to acquire on March 7, 2005. The funding of the balance of their commitments under the Stock Purchase Agreement will take place (if at all) on or prior to February 28, 2007, subject to the satisfaction of certain conditions. Mr. McGrath was released from his service obligation to IDe upon execution and delivery of the Stock Purchase Agreement by the Company and Q Funding.

Mr. McGrath will continue as chairman of IDe and Mr. McGrath and members of his family hold less than 10% of the common stock of IDe on a fully-diluted basis. R² Investments, LDC, an affiliate of Q Funding (“R²”), holds all of the Company’s outstanding shares of Series B Preferred Stock (representing approximately 24.7% of the Common Stock of the Company on an as-converted basis), and has two nominees, Pranav V. Parikh and Michael S. Diament, who serve on the Company’s Board. R² waived its entitlement to an adjustment of the conversion price of the Series B Preferred Stock of the Company held by it in connection with the Share Rights Awards granted to Mr. McGrath pursuant to the Employment Agreement.

A copy of the Employment Agreement and the Stock Purchase Agreement, are attached as Exhibit 10.1 and 10.2, respectively. A copy of the Company’s press release dated February 28, 2005 announcing the appointment of Mr. McGrath is attached to this report as Exhibit 99.1.

ITEM 8.01. Other Events

On February 28, 2005, i2 Technologies (Netherlands) B.V. (“i2 BV”), a subsidiary of the Company, settled disputes with Shell Global Solutions International B.V. (“Shell”) that had arisen in connection with the license and development agreement (the “Barcelona Agreement”), dated as of December 24, 2001 and amended as of October 17, 2002, between i2 BV and Shell pursuant to which i2 BV and Shell had agreed to jointly develop software to optimize the management of the crude oil supply chain (the “Project”).

Under the terms of the settlement, i2 BV and Shell agreed (i) to terminate the Barcelona Agreement, (ii) that all disputes under the Barcelona Agreement had been fully and finally settled, (iii) that Shell will pay i2 BV US$6,500,000, and (iv) that i2 BV shall own the software, intellectual property and know-how arising from the Project and Shell has a royalty-free license to use, copy, develop and sublicense all aspects of the software, intellectual property and know-how arising from the Project.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Employment Agreement, dated as of February 27, 2005, between the Company and Michael E. McGrath

10.2	Stock Purchase Agreement, dated as of February 28, 2005, between the Company and IDe

99.1	Press release dated February 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

i2 TECHNOLOGIES, INC.

By:	/s/ Robert C. Donohoo
Robert C. Donohoo Senior Vice President and General Counsel

Dated:    March 2, 2005

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement, dated as of February 27, 2005, between the Company and Michael E. McGrath

10.2	Stock Purchase Agreement, dated as of February 28, 2005, between the Company and IDe

99.1	Press Release dated February 28, 2005